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                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                  ------------------------------------------

As independent oil and gas engineers, Holditch - Reservoir Technologies Consulting Services hereby consents to the use of information from our reserve report entitled "Tipperary Corporation - A Reserve and Economic Evaluation of Certain Oil and Gas Interests in Queensland, Australia As of December 31, 2000" pursuant to the Requirements of the Securities and Exchange Commission, and dated January 30, 2001, and to the use of our name and the statements with respect to us, as appearing under the heading Experts in the Tipperary Corporation Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about April 16, 2001.



                                   /s/ Dale Mahaffey
                                   -----------------------
                                   Dale Mahaffey
                                   Senior Petroleum Engineer



April 16, 2001